Exhibit 10.2

AGREEMENT FOR THE PROVISION OF A LOAN FACILITY
OF UP TO €10,000,000

Dated 20 December 2013

Between

KREOS CAPITAL IV (UK) LIMITED a company incorporated in England and Wales under registered number 07758282 whose registered office is at 25-28 Old Burlington Street, London W1S 3AN (the “Lender”, which expression shall include its permitted successors and assigns);

TIGENIX NV, a company which has made a public call on savings (openbaar beroep op het spaarwezen/appel public à l’épargne), incorporated in Belgium under registered number 0471.340.123 and listed on the regulated market of Euronext, Brussels, whose registered office is at Romeinse straat 12, box 2, 3001 Heverlee, Belgium (the “Borrower”);

and

TIGENIX S.A.U., a company incorporated under the laws of Spain registered with the Commercial Registry of Madrid section 8 at volume 2,0117, sheet 222, page M-355159, with registered office at C/ Marconi 1- Planta Baja, Parque Tecnológico Tres Cantos Madrid (Spain) and with Spanish tax ID number A84008986 (the “Guarantor”).

WHEREAS:

1.                                      The Borrower wishes to borrow up to the Total Loan Facility (as defined below) and the Lender wishes to make the Total Loan Facility available to the Borrower on the terms of this agreement (the “Loan Agreement”);

2.                                      The Borrower hereby confirms that on or about the date hereof it shall enter into the Initial Security Documents as security for monies borrowed by the Borrower hereunder; and

3.                                      The Guarantor has agreed to enter into this Loan Agreement for the purpose of guaranteeing to the Lender the Obligors’ liabilities from time to time outstanding to the Lender.

LOAN FACILITY TERMS:

Total Loan Facility	€10,000,000 available to be drawn down in 3 (three) tranches as follows: Tranche 1: €5,000,000 (five million Euros); Tranche 2: €2,500,000 (two million five hundred thousand Euros); and

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

Tranche 3: €2,500,000 (two million five hundred thousand Euros)

Tranche Expiry Date	Tranche 1: 3 February 2014 Tranche 2: 31 May 2014 Tranche 3: 30 September 2014

Advance Payment	In respect of each Tranche 1: €[***] 2: €[***] 3: €[***]

Repayment Term	In respect of each Tranche, forty-eight (48) months from the date such Tranche is advanced by the Lender to the Borrower

Transaction Fee	[***] of the Total Loan Facility payable upon execution of this Loan Agreement

End of Loan Fee	[***] of the amount drawn down under each Tranche, payable at the end of each Tranche

Additional End of Loan Fee	an amount up to [***]

Warrant Fee	€897,000 payable to the Lender in accordance with Clause 13.3 below

Minimum Drawdown Amount

€5,000,000 (five million Euros) in respect of Tranche 1

€2,500,000 (two million five hundred thousand Euros) in respect of Tranche 2

€2,500,000 (two million five hundred thousand Euros) in respect of Tranche 3

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

1                                         DEFINITIONS

In this Loan Agreement, including the recitals set out above, unless otherwise defined:

1.1                               “Accounts” means the audited annual consolidated profit and loss account and balance sheet of the Borrower and the Group for the period ended on 31 December 2012 as approved by the annual general meeting of the Borrower;

1.2                               “Additional End of Loan Fee” means the Additional End of Loan Fee and set forth above under the Loan Facility Terms;

1.3                               “Advance Payment” is in the amount set forth above in the Loan Facility Terms;

1.4                               “Affiliate” means, in relation to any person, a subsidiary of that person or a holding company of that person or any other subsidiary of that holding company;

1.5                               “Applicable Interest Rate” has the meaning given in Clause 6.1;

1.6                               “Assignee” has the meaning given in Clause 21.5;

1.7                               “Authorisation” means an authorisation, consent, approval, resolution, licence, permit exemption, filing, notarisation or registration;

1.8                               “Base Case Model” means the financial model including profit and loss and pro forma cash flow projections relating to the Group, each prepared by the Borrower and approved by the Lender in writing;

1.9                               “Business Day” means any day on which banks are generally open for business in London other than a Saturday or Sunday;

1.10                        “Charged Assets” means the assets and undertaking charged or to be charged to the Lender from time to time pursuant to the Security Documents;

1.11                        “Company Code” means the Belgian Wetboek van Vennootschappen/Code des Sociétés dated 7 May 1999, as amended from time to time;

1.12                        “Confidential Information” means all information relating to the Borrower, any Obligor, the Group, the Finance Documents or the Loan of which the Lender becomes aware in its capacity as, or for the purpose of becoming, a Lender or which is received by the Lender in relation to, or for the purpose of becoming the Lender under, the Finance Documents or the Loan, from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

(i)                                     is or becomes public information other than as a direct or indirect result of any breach by the Lender of Clause 20;

(ii)                                  is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)                               is known by the Lender before the date the information is disclosed to it in accordance with paragraphs (i) or (ii) above or is lawfully obtained by the Lender after that date, from a source which is, as far as the Lender is aware, unconnected with the Group and which, in either case, as far as the Lender is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality;

1.13                        “Drawdown” means the drawdown of a Tranche under the Loan Facility;

1.14                        “Drawdown Date” means, unless otherwise provided herein, the date on which any Tranche is actually advanced to the Borrower by the Lender;

1.15                        “Drawdown Notice” means a drawdown notice served in accordance with Clause 3.2 in the form attached hereto as Schedule A (as may be amended with the prior written consent of the Lender);

1.16                        “Dutch Facility” means GMP manufacturing facility located in Geleen, the Netherlands, leased and operated by the Dutch Subsidiary;

1.17                        “Dutch Subsidiary” means Tigenix B.V. a company incorporated under the laws of the Netherlands, under registered number 14121664 whose registered office is at Urmonderbaan 20b, 6167RD Geleen, the Netherlands;

1.18                        “End of Loan Fee” means the End of Loan Fee set forth above under the Loan Facility Terms;

1.19                        “Event of Default” means any of the events or circumstances described in Clause 11;

1.20                        “Excluded Assets” means

(a)                                 all Intellectual Property or other assets newly acquired or developed by any Group Company, provided the acquisition or development of such assets is funded (i) by Soft Loans, (ii) from the proceeds of an equity issuance made specifically for the purpose of such acquisition of development; (iii) by Subordinated Financial Indebtedness raised specifically for such acquisition or development or (iv) by debt or equity raised by a Ring-fenced Company;

(b)                                 co-owned Intellectual Property; and

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

(c)                                  rights in undisclosed or confidential information (including know-how), except if (i) it is legally possible to take security over rights in undisclosed or confidential information (including know-how) in the jurisdiction where the relevant security provider is located, (ii) the creation or perfection of the Security Interest does not result in costs which are unreasonable and disproportionate to the value of the Security Interest for the Lender, and (iii) the rights in undisclosed or confidential information (including know-how) are documented by the relevant Group Company and (iv) in respect of rights in undisclosed or confidential information (including know-how) of a Group Company located in Belgium only, up to a maximum secured amount of [***].

1.21                        “Existing Financial Indebtedness” means the Financial Indebtedness listed in Schedule C;

1.22                        “Tranche Expiry Date” means in respect of each Tranche the date set forth above under the heading Loan Facility Terms;

1.23                        “Finance Documents” means this Loan Agreement, the Security Documents, the Drawdown Notice, and any other document designated as such by the Lender and the Borrower;

1.24                        “Financial Indebtedness” means (i) monies borrowed, (ii) finance or capital leases, (iii) receivables sold or discounted (other than on a non-recourse basis), (iv) other transactions or arrangements having the commercial effect of borrowing (but excluding trade credit incurred in the ordinary course of business), (v) the market to market value of derivative transactions entered into in connection with protection against or benefit from fluctuation in any rate or price, (vi) counter-indemnity obligations in respect of guarantees or other instruments issued by a bank or financial institution, and (vii) liabilities under guarantees or indemnities for any of the obligations referred to in items (i) to (vi);

1.25                        “Group” means (i) the Borrower and its subsidiaries (if any), (ii) any holding company of the Borrower, and (iii) any subsidiaries of such holding companies from time to time, other than Arcarios B.V. and “Group Company” means any member of the Group;

1.26                        “Guaranteed Obligations”:  all monies, debts and liabilities of any nature from time to time due, owing or incurred by the Borrower to the Lender on any current or other account under or in connection with any present or future debt facilities provided by the Lender to the Borrower;

1.27                        “Initial Period” means the period from the date of this Loan Agreement to 30 September 2014;

1.28                        “Intellectual Property” means copyrights and related rights (including, without limitation, rights in computer software), patents, inventions, supplementary protection

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

certificates, utility models, trademarks, trade names, service marks, domain name registrations, registered and unregistered rights in designs, database rights, semi-conductor topography rights, plant variety rights, rights protectable by the law of passing off or by laws against unfair competition, rights in undisclosed or confidential information (such as know-how, trade secrets and inventions (whether patentable or not)), and other similar intellectual property rights (whether registered or not) and applications for such rights as may exist anywhere in the world;

1.29                        “Interim Repayment” means the payment in respect of interest accruing during the period from each Drawdown Date to the First Monthly Repayment Date being the amount of interest accruing at the Applicable Interest Rate on the amount drawn down for the period from and including the Drawdown Date to First Monthly Repayment Date;

1.30                        “Initial Security Documents” means the documents set out in Schedule B;

1.31                        “Legal Reservations” means:

(i)                                   the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(ii)                                the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against nonpayment of UK stamp duty may be void and defences of set-off or counterclaim;

(iii)                             the limitations imposed by overriding rules of a Relevant Jurisdiction;

(iv)                            the limitations on the enforceability of Security Interests over rights in undisclosed or confidential information (including know-how) which is not documented; and

(v)                               similar principles, rights and defences under the laws of any Relevant Jurisdiction;

1.32                        “Licencing”:  means the full or partial licence on arm’s length commercial terms of some or all Intellectual Property (whether registered or unregistered, which may now or in the future subsist) and/or rights in connection with and/or ancillary to Intellectual Property granting another party (either a member of the Group or a third party) the right to, including but not limited hereto, commercialise, market, sell, distribute, advertise, produce, manufacture, develop or further develop any existing or future product or right of the Borrower or any Group Company;

1.33                        “Licencing Agreement” means an agreement on arm’s length commercial terms evidencing the Licencing;

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

1.34                        “Loan” means the loan to be made available under a Tranche in accordance with the terms of this Loan Agreement, and “Loans” means the Tranches collectively;

1.35                        “Loan Facility” means the loan facility set out in this Loan Agreement;

1.36                        “Loan Facility Terms” means the Loan Facility Terms set out at the beginning of this Loan Agreement;

1.37                        “Loan Term” means with respect to each Tranche, the period commencing on the Drawdown Date and expiring on the 48th Monthly Repayment Date thereafter;

1.38                        “Madrid Network Assets” means all Intellectual Property, stock, plants, equipment and assets which are either pledged to Madrid Network or relate to the Madrid Network financing;

1.39                        “Minimum Drawdown Amount” means the minimum amount permitted to be drawn down in each Tranche, as set forth above under the heading Loan Facility Terms;

1.40                        “Monthly Repayment Date” means the first Business Day of a calendar month, and in respect of each Tranche, the “First Monthly Repayment Date” shall mean the first Monthly Repayment Date following the Drawdown Date of such Tranche;

1.41                        “Notarial Deed” means the deed in agreed form to be duly passed before a Belgian Public Notary which records the resolutions to be passed by the shareholders’ meeting in respect of the issue of the Warrant;

1.42                        “Obligors” the Borrower and the Guarantor;

1.43                        “Party” means a party to this Loan Agreement;

1.44                        “Perfection Requirements” means the making of the appropriate registrations, filings or notifications for perfecting the Security Interests as set out in the Security Documents;

1.45                        “Permitted Bank Guarantee” means a bank guarantee obtained for the benefit of an entity which is the creditor under a Soft Loan to guarantee the repayment of such Soft Loan when repayable under the terms of such Soft Loan.

1.46                        “Permitted Disposal” means:

(i)                                   any Licencing by a Group Company (to the extent that such Licencing would constitute or involve a disposal), provided that all rights of the Group Company under each Licencing will be pledged in favour of the Lender, such pledge being on terms acceptable to the Lender at the time of signing the relevant Licencing Agreement;

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

(ii)                                the disposal of the shares or assets in the Dutch Subsidiary as well as any conversion of intra-group receivables owing from the Dutch Subsidiary into equity prior to such disposal;

(iii)                             the disposal of the Dutch Facility;

(iv)                            the disposal of the shares or assets of the UK Subsidiary;

(v)                               any disposal of trading stock, cash assets, equipment, plants by a Group Company or the Borrower in the ordinary course of business on arms’ length terms of the disposing entity, excluding the Madrid Network Assets;

(vi)                            any disposal arising directly as a result of enforcement of any Permitted Security;

(vii)                         any disposal of assets to another Group Company provided that, if the transferor has granted security over the applicable assets to the Lender, the transferee shall grant equivalent security to the Lender on terms acceptable to the Lender;

(viii)                      any disposal or transfer of assets (including contracts) by a Group Company as part of a distribution or manufacturing agreement permitted under Clause 1.48 on arm’s length terms, provided that all rights of the Group Company under each such agreement will be pledged in favour of the Lender, such pledge being on terms acceptable to the Lender at the time of signing the relevant agreement;

(ix)                            subject to the Lender’s prior written consent, any disposal of assets to another Group Company;

1.47                        “Permitted Financial Indebtedness” means Financial Indebtedness incurred by the Borrower or any Group Company:

(i)                                   under this Loan Agreement or the Security Documents;

(ii)                                owed to another Group Company provided that the creditor Group Company has granted security to the Lender, such security being on terms acceptable to the Lender and not over Excluded Assets;

(iii)                             for non-speculative hedging transactions entered into in the ordinary course of business in connection with protection against interest rate or currency fluctuations;

(iv)                            for financial leases in the ordinary course of business of a capital value not to exceed [***] in respect of the Group;

(v)                               on terms (including interest, repayment and subordination) satisfactory to the Lender;

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

(vi)                            Soft Loans up to a maximum of [***] in aggregate;

(vii)                         the Existing Financial Indebtedness, provided that no item of Existing Financial Indebtedness shall exceed the amount specified for such item in Schedule C;

(viii)                      in connection with the factoring arrangements up to an aggregate amount not to exceed [***]; provided that such factoring arrangements continue on materially the same terms as at the date hereof;

(ix)                            Subordinated Financial Indebtedness;

(x)                               Financial Indebtedness of any Ring-fenced Company, subject to clause 8.1.12; and

(xi)                            Permitted Bank Guarantees.

1.48                        “Permitted Transaction” means:

(i)                                   the entry into a Licensing Agreement by any Group Company provided that the relevant Group Company has granted security to the Lender on terms acceptable to the Lender;

(ii)                                the winding-up of the UK Subsidiary;

(iii)                             the winding-up of the US Subsidiary;

(iv)                            the entry into of manufacturing agreements for the manufacturing of existing or future products of any Group Company on arm’s length terms, provided that the relevant Group Company has granted security to the Lender on terms acceptable to the Lender; and

(v)                               the entry into of distribution agreements for the distribution of existing or future products of any Group Company on arm’s length terms, provided that the relevant Group Company has granted security to the Lender on terms acceptable to the Lender.

1.49                        “Permitted Security” means:

(i)                                   any Security Interest provided to the Lender under this Loan Agreement;

(ii)                                any netting or set-off arrangement entered into by any Group Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(iii)                             any Security Interest arising by operation of law;

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

(iv)                            any Security Interest over any bank account in favour of the bank or with which the applicable account is held;

(v)                               any Security Interest (other than as referred to in (viii) below) in favour of the provider of a Soft Loan over the cash proceeds of such Soft Loan before such proceeds are spent by the applicable Group Company;

(vi)                            any security deposit which is granted under or pursuant to a lease agreement relating to the premises where the lessee’s operations are conducted;

(vii)                         any Security Interest provided for the benefit of Bankinter in respect of counter indemnities given by Group Companies for various bank guarantees issued for the benefit of the Group up to [***];

(viii)                      any Security Interest granted by a Ring-fenced Company, subject to Clause 8.1.12;

(ix)                            any Security Interest (other than as referred to in the paragraphs (i) to and including (viii) above) arising in the ordinary course of trading up to a maximum aggregate amount of [***];

1.50                        “Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund;

1.51                        “Repayment Schedule” has the meaning given in Clause 5.2.3;

1.52                        “Relevant Jurisdiction” means Belgium, Spain, England and Wales and the United States of America or any other jurisdiction where a Group Company is established from time to time;

1.53                        “Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian;

1.54                        “Rights” means any Security Rights or other right or benefit whether arising by set-off, counterclaim, subrogation, indemnity, proof in liquidation or otherwise and whether from contribution or otherwise;

1.55                        “Ring-fenced Company” means a special purpose entity formed for the purpose of acquiring or developing Intellectual Property or other assets;

1.56                        “Security Documents” means the Initial Security Documents, and any other applicable document evidencing the security over assets of the Borrower (or any Group Company) pursuant to Clause 8.1.12;

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

1.57                        “Security Interest” means any mortgage, charge (whether fixed or floating, legal or equitable), pledge, lien, hypothecation, assignment by way of security or otherwise, trust arrangement, title retention or encumbrance or enforceable right of a third party, any other type of security interest or preferential arrangement having a similar effect to any of the foregoing or in the nature of security of any kind whatsoever and in any jurisdiction;

1.58                        “Security Period” means the period commencing on the Drawdown Date and ending on the date on which all amounts due and payable by the Borrower under this Loan Agreement and the Security Documents or otherwise have been indefeasibly repaid in full;

1.59                        “Senior Management” means the members of the executive committee of the Borrower from time to time;

1.60                        “Soft Loans” means loans or research and development grants made to a Group Company by a governmental agency for the purpose of developing or acquiring Intellectual Property at a cost which is materially lower than the cost of a loan to such Group Company which would reasonably be expected to be made available for the proposed transaction at the relevant time by a commercial lender in the local market on arm’s length commercial terms;

1.61                        “Subordinated Financial Indebtedness” means Financial Indebtedness owed to shareholders or their Affiliates of the Borrower on terms as the relevant shareholder or Affiliate and the Borrower may agree, provided that such Financial Indebtedness is fully subordinated to the Borrower’s obligations under the Finance Documents such that all cash due and payable to the shareholders or their Affiliates of the Borrower shall only be repaid after the Borrower has paid all principal interest and other amount due and payable under this Loan Agreement to Lender.  (For the avoidance of doubt, the conversion of a convertible loan into equity shall not constitute a “repayment of cash” for purposes of this Clause.”);

1.62                        “Subsequent Period” means the period from 1 October 2014 to the end of the Security Period;

1.63                        “Taxes” means all present and future income, value added and other taxes, levies, imposts, deductions, charges and withholdings in the nature of taxes (other than taxes on the profits of the Lender) whatsoever together with interest thereon and penalties with respect thereto made on or in respect thereof;

1.64                        “Total Loan Facility” means the amount set forth above under the heading Loan Facility Terms;

1.65                        “Tranche” an amount drawn down pursuant to this Loan Agreement as set forth above under the heading Loan Facility Terms;

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

1.66                        “Transaction Fee” has the meaning given in Clause 13.1 and is the amount set forth above in the Loan Facility Terms;

1.67                        “US Subsidiary” means TiGenix Inc., a company incorporated under the laws of Delaware (USA) whose registered office is at 1209 Orange Street, Wilmington, Delaware;

1.68                        “UK Subsidiary” means TiGenix Limited, a company incorporated in England and Wales under company number 05405647 with registered office at c/o Hackwood Secretaries Limited, One Silk Street, London United Kingdom EC2Y 8HQ;

1.69                        “Warrants” means the rights created by the shareholders’ resolution entitling the holders thereof to subscribe for Warrant Shares on the terms set out in the Notarial Deed including the Warrant Plan;

1.70                        “Warrant Certificate” shall have the meaning given to such term in the Warrant Plan;

1.71                        “Warrant Fee” €897,000 payable to the Lender in accordance with Clause 13.3 below;

1.72                        “Warrant Plan” means a warrant plan in the form set out in Schedule F to be entered into by the Borrower and Kreos Capital IV Limited; and

1.73                        “Warrant Shares” means, subject to the provisions of the Warrant Plan, the ordinary shares without nominal value in the Borrower to be issued upon exercise of the Warrants.

2                                         INTERPRETATION

2.1                               In this Loan Agreement (unless the context requires otherwise) any reference to:

2.1.1                     any law or legislative provision includes a reference to any subordinate legislation made under that law or legislative provision before the date of this Loan Agreement, to any modification, re-enactment or extension of that law or legislative provision made before that date and to any former law or legislative provision which it consolidated or re-enacted before that date;

2.1.2                     any gender includes a reference to other genders and the singular includes a reference to the plural and vice versa;

2.1.3                     any warranty or undertaking or event of default relating to Group Companies in general shall not include the US Subsidiary or UK Subsidiary unless and until they restart any business activity;

2.1.4                     a Clause or Schedule is to a Clause or Schedule (as the case may be) of or to this Loan Agreement;

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

2.1.5                     a “person” shall be construed as including a reference to an individual, firm, company, corporation, unincorporated body of persons or any country (or state thereof or any agency thereof);

2.1.6                     an “amendment” includes a supplement, novation or re-enactment in writing and “amended” is to be construed accordingly;

2.1.7                     “assets” includes present and future properties, undertakings, revenues, rights and benefits of every description;

2.1.8                     an “authorisation” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration and notarisation;

2.1.9                     a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

2.1.10              “control” shall bear the meaning set out in sections 450 and 451 of the Corporation Tax Act 2010 or for a Belgian entity shall bear the meaning set out in section 5 and following of the Companies Code;

2.1.11              “controlling interest” shall be construed accordingly;

2.1.12              “holding company” means a holding company within the meaning of section 1159 of the Companies Act 2006;

2.1.13              “subsidiary” means a subsidiary company within the meaning of section 1159 of the Companies Act 2006 for a Belgian entity shall mean a subsidiary within the meaning of section 6 of the Companies Code, other than Arcarios B.V.;

2.1.14              this or any specified provision of the Loan Agreement, any other document or a provision of any other document, shall be construed as a reference to this Loan Agreement, that document or a provision of that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Loan Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Lender;

2.1.15              “other” and “otherwise” are not to be construed ejusdem generis with any foregoing words where a wider construction is possible and “including” and “in particular” are to be construed as being by way of illustration or emphasis only and are not to be construed as, nor shall they take effect as, limiting the generality of any foregoing words;

2.1.16              a document being in “agreed form” is a document which is previously agreed in writing by or on behalf of the Lender, if not so agreed, is in the form specified by the Lender;

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

2.1.17              any reference to an Event of Default being continuing is a reference to an Event of Default that has not been waived or remedied to the satisfaction of the Lender; and

2.1.18              the headings in this Loan Agreement are inserted for convenience only and do not form part of this Loan Agreement and do not affect its interpretation.

2.2                               Belgian terms

2.2.1                     In this Loan Agreement, where it relates to any Belgian entity or any Security Interest governed by Belgian law, any reference to:

(i)                                   a “liquidator”, “receiver”, “administrator”, “compulsory manager” or other similar officer includes any curator/curateur, vereffenaar/liquidateur, voorlopig bewindvoerder/administrateur provisoire, gerechtelijk deskundige/expert judiciaire, mandataris ad hoc/mandataire ad hoc, ondernemingsbemiddelaar/médiat eur d’entreprise, as applicable, and sekwester/sequester;

(ii)                                a “Security Interest” includes any mortgage (hypotheek/hypothèque), pledge (pand/nantissement), any mandate to grant a mortgage, a pledge or any other real security (mandaat/mandat),  privilege (voorrecht/privilège), reservation of title arrangement (eigendomsvoorbehoud/réserve de propriété), any in rem security (zakelijke zekerheid/sûreté réelle) and any transfer by way of security (overdracht ten titel van zekerheid/transfert à titre de sûreté);

(iii)                             a “moratorium” or “reorganisation” includes any gerechtelijke reorganisatie/réorganisation judiciaire;

(iv)                            a “composition” or “arrangement” includes a minnelijk akkoord met schuldeisers/accord amiable avec des créanciers or gerechtelijke reorganisatie/réorganisation judiciaire, as applicable;

(v)                               “winding up” or “administration” includes any vereffening/liquidation, ontbinding/dissolution, faillissement/faillite and sluiting van een onderneming/ fermeture d’une enterprise;

(vi)                            a, “distress”, “execution” or “analogous process” includes any uitvoerendbeslag/saisie exécutoire and bewarend beslag/saisie conservatoire;

(vii)                         a “merger”, “consolidation” or “reorganisation” includes a overdracht van algemeenheid/transfert d’universalité, overdracht van bedrijfstak/transfert de branche d’activité, splitsing/scission and fusie/fusion and assimilated transaction in accordance with article 676 and 677 of the Belgian Companies Code (gelijkgestelde verrichting/opération assimilée);

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

(viii)                      “constitutional documents” means the oprichtingsakte/acte constitutif, statuten/statuts and uittreksel van de Kruispuntbank voor Ondernemingen/extrait de la Banque Carrefour des Entreprises.

2.3                               Spanish terms

2.3.1                     In this Loan Agreement, where it relates to the Guarantor, a reference to:

(i)                                   administration application:  includes a solicitud de concurso voluntario or solicitud de concurso necesario with the meaning attributed to them under the Spanish Insolvency Law (Ley Concursal);

(ii)                                winding-up includes, without limitation, disolución, liquidación, procedimiento concursal en fase de liquidación or any other similar proceedings;

(iii)                             a receiver, administrative receiver, administrator includes, without limitation, administrador del concurso or any other person performing the same function;

(iv)                            a composition with creditors includes the celebration of a convenio concursal as well as any pre-insolvency remedy and shielding mechanism for financing debt provided for under Spanish law, including but not limited to, those provided under articles 5 bis and 71.6 of Spanish insolvency Act;

(v)                               security Interest includes, without limitation, any prenda, hipoteca and any other garantía real, derecho de retención, crédito privilegiado, or other transaction having the same effect as each of the foregoing;

(vi)                            a person being unable to pay its debts includes that person being in a state of insolvencia or concurso; and

(vii)                         a guarantee:  includes any bond (fianza), performance bond (aval) and first demand guarantee (garantía a primer requerimiento).

3                                         LOAN FACILITY

3.1                               Lender’s Commitment

3.1.1                     Subject to Clause 3.5 below, the Lender agrees to make available to the Borrower the Total Loan Facility under the terms of this Loan Agreement, to be drawn down as set out in the Loan Facility Terms and in accordance with Clause 3.2.

3.1.2                     The Lender shall make each Tranche available up to the applicable Tranche Expiry Date, but shall not be under any commitment to advance any Tranche or any part thereof after the applicable Tranche Expiry Date or upon the earlier termination of the Loan Facility in accordance with Clause 3.4 or on any dates other than those specified in the Loan Facility Terms.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

3.1.3                     The unutilised portion (if any) of the Loan Facility in relation to each Tranche shall be cancelled after the expiry of the applicable Tranche Expiry Date , whereupon the Total Loan Facility shall be reduced accordingly.

3.1.4                     In granting the Loan Facility the Lender is relying on the representations and warranties contained in Clause 7.

3.1.5                     Each Drawdown made under the Loan Facility shall be secured by the Security Documents.

3.2                               Date of Advance(s) of the Loan

Subject to Clause 3.1.2, (and subject to the satisfaction of the relevant conditions set forth in Clause 3.5), each Tranche shall be advanced and made available to the Borrower within [***] Business Days from receipt by the Lender of an executed Drawdown Notice.  Each Drawdown Notice must be received by the Lender [***] Business Days prior to the end of the relevant drawdown period (as set out in the Loan Facility Terms).  Each Drawdown Notice shall constitute a separate and independent obligation of the Borrower incorporating the terms of this Loan Agreement.  No more than one Drawdown Notice may be served in respect of each Tranche.  Once a Drawdown Notice has been delivered to the Lender, it is irrevocable.  Each Tranche requested to be advanced pursuant to a Drawdown Notice shall be in an amount equal to the Minimum Drawdown Amount.

3.3                               Method of Disbursement

The payment by the Lender to the account specified in the Drawdown Notice shall constitute the making of the Loan (or the relevant part thereof) and the Borrower shall thereupon become indebted, as principal and direct obligor, to the Lender in an amount equal to the Loan (or the relevant part thereof).

3.4                               Termination or Modification of Funding Commitment

3.4.1                     The Lender’s commitment to advance each Tranche of the Loan in accordance with the terms of this Loan Agreement is limited in aggregate to the amount of the Total Loan Facility.

3.4.2                     The Lender acting in its sole discretion, may terminate its funding commitment pursuant to this Loan Agreement at any time if:

(i)                                   an Event of Default has occurred and is continuing or would result from the borrowing to be made pursuant to the Drawdown Notice; or

(ii)                                the Borrower’s representations and warranties in Clause 7.1 or those which are set out in any Security Document would not be true if repeated on each of those dates with reference to the circumstances then existing.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

3.5                               Conditions Precedent requirements relative to the Advance of the Loan

3.5.1                     The Lender’s obligation to provide Tranche 1 is subject to the prior satisfaction by the Borrower or the Guarantor (as applicable) of delivery of the documents stated below or compliance with the following conditions (as appropriate):

(i)                                   certified copy of the resolutions of the Borrower’s and the Guarantor’s board of directors authorising the transactions contemplated by this Loan Agreement and the execution and delivery to the Lender of this Loan Agreement and associated documents, including but not limited to, the Security Documents;

(ii)                                certified copies of the constitutional documents of the Borrower and the Guarantor;

(iii)                             a certificate of an authorised signatory of the Borrower and the Guarantor confirming that the borrowing of the Loan Facility in full and the guaranteeing hereto would not cause any borrowing or guaranteeing limit binding on the Borrower to be exceeded;

(iv)                            specimen signatures, authenticated by an authorised signatory of the Borrower and the Guarantor, of the persons authorised to execute and deliver this Loan Agreement and associated documents including but not limited to, the Security Documents, in the resolutions of the board of directors referred to in Clause 3.5 (i);

(v)                               the Parties having executed and delivered to the Lender the originals of (i) this Loan Agreement and (ii) the Initial Security Documents in the form as set out in Schedule B attached hereto, together with evidence that the registration forms for purposes of registering the security over Intellectual Property pursuant to the Initial Security Documents have been sent to the relevant offices (which in the case of the IP Mortgage in Schedule B.1 shall be complied with by the filing of the deed formalising the Spanish IP Mortgage with the Spanish Movable Property Registry) and that the notices have been sent to the debtors of the bank account receivables in accordance with the Initial Security Documents;

(vi)                            the Borrower’s compliance with Clauses 13.1 and 13.2;

(vii)                         the most recent management accounts of the Group;

(viii)                      copies of the policies of insurance required to be maintained by the Borrower under the terms of this Loan Agreement;

(ix)                            any other documentation in form and substance satisfactory to the Lender as the Lender may request (acting reasonably);

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

(x)                               the Charged Assets being free and clear of all Security Interests whatsoever (except Permitted Security);

(xi)                            the Base Case Model;

(xii)                         the Accounts;

(xiii)                      a group structure chart containing all Subsidiaries (including Arcarios B.V.) and details of all shareholdings held directly or indirectly by the Borrower,

each copy document delivered under this Clause 3.5 shall be certified as a true and up to date copy by an authorised signatory of the Borrower.

3.5.2                     The Lender’s obligation to provide Tranche 2 and Tranche 3, respectively, is subject to the provision by the Borrower or the Guarantor (as applicable) to the Lender of any other documentation in form and substance satisfactory to the Lender as the Lender may request (acting reasonably).

3.6                               Waiver Possibility

If the Lender advances all or any part of the Loan to the Borrower prior to the satisfaction of all or any of the conditions referred to in Clause 3.5 (which the Lender has no obligation to do) the Borrower shall satisfy or procure the satisfaction of such condition or conditions which have not been satisfied within [***] Business Days of the relevant Drawdown Date (or within such longer period as the Lender may agree or specify in writing), provided, that the Lender at its discretion may waive the satisfaction of any condition, in whole or in part and with or without conditions, without prejudicing the Lender’s right to require subsequent fulfilment of such conditions.

3.7                               Charged Assets

The Charged Assets charged to the Lender pursuant to the Security Documents shall form security for the monies borrowed by the Borrower.

3.8                               Purpose of the Loan

Unless the Lender shall otherwise agree in writing, the Borrower shall use the amounts drawn under the Loan Facility solely for the purpose of general working capital.  The Lender shall not be under any obligation to concern itself with the application of the Loans.

4                                         TERM

4.1                               This Loan Agreement is effective upon execution by the Lender and the Borrower and shall continue until the later of (i) the Expiry Date and (ii) the date upon which the Borrower shall have indefeasibly performed all its payment obligations hereunder.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

4.2                               If the conditions set out in Clause 3.5 have not been satisfied on or prior to the Expiry Date (except to the extent waived in writing by the Lender), the Lender shall in its sole discretion have the option to either terminate this Loan Agreement or extend the period in which such conditions must be satisfied.

5                                         REPAYMENT AND PREPAYMENT

5.1                               Advance Payment

5.1.1                     The Borrower shall pay to the Lender, in accordance with Clause 5.1.2 the Advance Payment in respect of each Tranche (the “Advance Payment”) which shall be held by the Lender and applied in or towards payment of the last repayment in respect of that particular Tranche.

5.1.2                     The Advance Payment is to be paid by the Borrower to the Lender in respect of each Tranche in four equal payments at the time when the first four interest payments are made as follows:

(i)                                   1st Payment - to be paid when the first interest payment in respect of the applicable Tranche is paid in accordance with the terms of this Loan Agreement;

(ii)                                2nd Payment - to be paid when the second interest payment in respect of the applicable Tranche is paid in accordance with the terms of this Loan Agreement;

(iii)                             3rd Payment - to be paid when the third interest payment in respect of the applicable Tranche is paid in accordance with the terms of this Loan Agreement; and

(iv)                            4th Payment - to be paid when the fourth interest payment in respect of the applicable Tranche is paid in accordance with the terms of this Loan Agreement.

5.2                               Repayments

5.2.1                     The Borrower shall pay all unpaid and accrued interest in respect of each Tranche outstanding on each Monthly Repayment Date.

5.2.2                     The Borrower shall repay principal in respect of each Tranche outstanding in accordance with Clause 5.2.3.

5.2.3                     The Borrower shall on each Monthly Repayment Date other than the First Monthly Repayment Date and in respect of each Tranche, pay a fixed monthly amount to the Lender as specified in a fully-amortising repayment schedule (fully-amortised except for the initial one-year interest-only period) issued by the Lender prior to the Drawdown Date as may be revised from time to time if the parties so agree (the “Repayment Schedule”).

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

5.2.4                     On the date of this Loan Agreement, the Lender shall provide a repayment schedule to the Borrower setting out the repayment of the Loan Agreement based on the assumption that each Tranche shall be drawn on the last day of the relevant Availability Period.  Such repayment schedule shall be attached to this Loan Agreement in Schedule D.

5.2.5                     All payments that the Borrower makes under this Loan Agreement shall be made in full, without any deduction, set-off or counterclaim and in immediately available cleared funds on the due date to an account which the Lender may specify to the Borrower for the purpose.

5.2.6                     Except for the initial one year interest-only period, the Repayment Schedule shall set out equal monthly payments comprising accrued interest and principal, so that each Tranche shall amortise fully over the Repayment Term.

5.2.7                     The Borrower shall repay the principal amount of each Loan outstanding together with all accrued and unpaid interest, and the End of Loan Fee on expiry of the relevant Loan Term.  All other sums due and payable by the Borrower to the Lender under this Loan Agreement and the Security Documents shall be paid when due and payable.

5.2.8                     Subject to clause 5.2.9, each payment received by the Lender in respect of any Tranche shall be applied as follows:

5.2.8.1           firstly, to discharge all accrued interest in respect of such Tranche; and

5.2.8.2           secondly, to reduce the outstanding principal balance of such Tranche.

5.2.9                     The Lender may in its discretion apply any payment received or recovered from the Borrower to discharge any due and unpaid fees, costs, expenses or indemnities under the Finance Documents.

5.2.10              Any amount repaid or prepaid may not be redrawn.

5.2.11              If the Drawdown Date is not a Monthly Repayment Date, the Borrower shall pay to the Lender on the Drawdown Date (by way of deduction by the Lender of the amount of the Tranche actually advanced to the Borrower) the Interim Repayment which shall discharge interest accrued on the Tranche for the period from the Drawdown Date to First Monthly Repayment Date.

5.3                               Currency of Payments

Repayment of the Loans and payment of all other amounts owed to the Lender will be paid in Euro (€), unless otherwise agreed by the Parties in writing.  The Borrower shall bear the cost in the event of and in respect of any conversion of a currency to Euro.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

5.4                               Prepayments

The Borrower shall be entitled to prepay the Loans, in whole but not in part, subject to the following conditions:

5.4.1                     the Borrower shall submit to the Lender an irrevocable written request to prepay the Loans, at least [***] Business Days in advance, indicating the amount to be prepaid and the date of the proposed prepayment, provided that such prepayment shall be made on the last Business Day of a calendar month;

5.4.2                     on the date of prepayment the Borrower shall pay the Lender an amount equal to:

(i)                                   the outstanding principal amount of the Loans;

(ii)                                all accrued and unpaid interest;

(iii)                             in respect of each Tranche, the aggregate of the monthly interest payments scheduled to be paid by the Borrower on each Monthly Repayment Date (as is set out in the most recent Repayment Schedule issued by the Lender) for the period from the date of prepayment to the expiry of the Loan Term, in each case discounted from the applicable Monthly Repayment Date to the date of prepayment at the rate of [***] % per annum;

(iv)                            the End of Loan Fee, and the Additional End of Loan fee;

(v)                               all unpaid fees, costs and expenses; and

(vi)                            all other sums payable by the Borrower to the Lender under this Loan Agreement.

6                                         INTEREST

6.1                               Interest on the principal amount of each Tranche from time to time shall accrue from day to day at a rate of 12.5% per annum (and be compounded on a monthly basis) (the “Applicable Interest Rate”), from the Drawdown Date until the repayment in full of the Loan.  Interest on the Loan and each part thereof shall be calculated and paid in the Contractual Currency.

6.2                               Time of payment of any sum due from the Borrower is of the essence under this Loan Agreement.  If the Borrower fails to pay any sum to the Lender after the expiry of any applicable grace period (the “Default Sum”), the Borrower shall pay to the Lender forthwith on demand default interest on such Default Sum (compounded on a monthly basis) as of the first Business Day following the expiry of the applicable grace period until the date of actual payment at a rate equal to the Applicable Interest Rate plus [***] % per annum.  If the Borrower does not pay the Default Sum within [***] Business Days after the end of the applicable grace period, the Borrower shall pay the Lender a one-off late payment charge of [***] % of such the Default Sum to compensate the Lender for additional administrative expense.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

6.3                               For the avoidance of doubt, the default payment mechanism set out in Clause 6.2 does not apply to any sums due under Clause 11.4 (Acceleration).

7                                         REPRESENTATIONS AND WARRANTIES

7.1                               The Borrower warrants and represents the following as at the date hereof:

7.1.1                     the Borrower is a public listed company duly organised and validly existing under the laws of Belgium, and listed on Euronext Brussels;

7.1.2                     the Guarantor is a private company duly organised and validly existing under the laws of Spain;

7.1.3                     each Group Company is duly organised as a private limited company and validly existing under the laws of its country of incorporation;

7.1.4                     subject to Legal Reservations, any Perfection Requirements and Permitted Security, the Borrower and the Guarantor has the corporate capacity, and has taken all corporate action and obtained all consents, including third party consents, necessary for it:

(i)                                   to execute this Loan Agreement and the Security Documents to which the Borrower and the Guarantor is or is to be party;

(ii)                                to borrow under this Loan Agreement and to make all the payments contemplated by, and to comply with all its other obligations under this Loan Agreement and the Security Documents to which the Borrower and the Guarantor is or is to be party; and

(iii)                             to grant the Lender first priority Security Interest in respect of the Charged Assets pursuant to the Security Documents to which the Borrower and the Guarantor is or is to be party.

7.1.5                     subject to the Legal Reservations and any Perfection Requirements, this Loan Agreement and the Security Documents to which the Borrower and the Guarantor is or is to be party, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

(i)                                   constitute the Borrower’s and the Guarantor’s legal, valid and binding obligations enforceable against the Borrower and the Guarantor in accordance with their respective terms; and

(ii)                                create legal, valid and binding security interests enforceable in accordance with their respective terms, subject to any relevant insolvency laws affecting creditors’ rights generally;

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

7.1.6                     subject to Legal Reservations, the execution and (where applicable) registration by the Borrower and the Guarantor of this Loan Agreement and each Security Document to which it is or is to be party, and the borrowing by the Borrower of the Loan and the Borrower’s and the Guarantor’s compliance with this Loan Agreement and each Security Document to which it is or is to be party, will not involve or lead to a contravention of:

(i)                                     any applicable law or other legal requirement; or

(ii)                                  the constitutional documents of the Borrower; or

(iii)                               any contractual or other obligation or restriction which is binding on the Borrower or any of its assets;

7.1.7                     subject to any Legal Reservations and any Perfection Requirements, all consents, licences, approvals and authorisations required by the Borrower and the Guarantor in connection with the entry into, performance, validity and enforceability of this Loan Agreement and the Security Documents to which it is or is to be party have been or (upon execution thereof) shall have been obtained by the Drawdown Date and are (or upon execution thereof shall be) in full force and effect during the life of this Loan Agreement;

7.1.8                     all financial and other information furnished by or on behalf of the Borrower and/or the Group in connection with the negotiation of this Loan Agreement and the Security Documents delivered to the Lender pursuant to this Loan Agreement or the Security Documents was true and accurate in all material respects when given, there are no other facts or matters the omission of which would have made any statement or information contained therein misleading in any material respect and all projections and statements of belief and opinion given to the Lender were made in good faith after due and careful enquiry;

7.1.9                     the Accounts were prepared in accordance with International Financial Reporting Standards (IFRS) and consistently applied and fairly represent (in conjunction with the notes thereto) the financial condition of the Group as at the date to which they were drawn up and the results of the Group’s operations during the financial year then ended;

7.1.10              since publication of the Accounts, there has been no material adverse change in the business or financial condition of the Group (unless fully disclosed by the Borrower in its capacity as a listed entity prior to the date of this Loan Agreement);

7.1.11              it has its centre of main interest (COMI) in Belgium and the Guarantor has its centre of main interest (COMI) in Marconi 1- Planta Baja, Parque Tecnológico Tres Cantos Madrid (Spain) for the purposes of the EU Regulations on Insolvency Proceedings 2000;

7.1.12              there is no action, proceeding or claim pending or, so far as the Borrower is aware or ought reasonably to be aware, threatened against any Group Company before any court or administrative agency which might have a material adverse effect on the business,

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

condition of operations of the Borrower or any subsidiary, except for litigation described or referred to in the annual report of the Borrower;

7.1.13              the Borrower and the Guarantor owns with good and marketable title all the Charged Assets, free from all security interests and other interests and rights of every kind other than the Permitted Security, and all the Charged Assets are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such Charged Assets are in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost;

7.1.14              the group structure chart to be delivered pursuant to Clause 3.5(xiii) is true and accurate;

7.1.15              the US Subsidiary is either dormant and has no assets or liabilities and no plans exist for it to start any business activity, or has been wound up; and

7.1.16              the UK Subsidiary is either in the process of being wound up or has been wound up.

7.2                               With the exception of the representations and warranties set out in clauses 7.1.4(iii), 7.1.10, 7.1.12, 7.1.14, 7.1.15 and 7.1.16, the representations and warranties set out in this Clause 7 shall survive the execution of this Loan Agreement and shall be deemed to be repeated on each Drawdown Date and each date of repayment with respect to the facts and circumstances then existing, as if made at such time.

8                                         UNDERTAKINGS

8.1                               The Borrower undertakes to the Lender to comply with the following provisions of this Clause 8 at all times during the Security Period, except as the Lender may otherwise permit:

8.1.1                     the Borrower will (and will procure that each Group Company will) obtain, effect and keep effective all Authorisations which may from time to time be required (i) in connection with the Charged Assets under any law of a Relevant Jurisdiction (i) to enable it to perform its obligations under the Finance Documents including but not limited to ensure that the Finance Documents remain valid and enforceable and to continue to own the Charged Assets) and (ii) to conduct its business where failure to do so has or is reasonably likely to have a material adverse effect on the business, condition of operations of the Borrower;

8.1.2                     subject to Legal Reservation, Perfection Requirements and Permitted Security, the Borrower will (and to the extent any Group Company has charged its assets pursuant to a Security Document, the Borrower shall procure that this Group Company shall) own the Charged Assets free from all Security Interests and other interests and rights of every kind, except for those created by the Security Documents;

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

8.1.3                     except for a sale, assignment, transfer or disposal which constitutes a Permitted Disposal or a Permitted Transaction, the Borrower will not (and shall procure that each Group Company will not) sell, assign, transfer or otherwise dispose of the Charged Assets, any of its material assets or any share therein and shall give immediate notice to the Lender of any judicial process or encumbrance affecting the Charged Assets;

8.1.4                     the Borrower shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect, and, if requested by the Lender, supply copies to the Lender of, any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document;

8.1.5                     the Borrower shall not (and shall ensure that no Group Company will) incur or allow to remain outstanding any Financial Indebtedness other than any Permitted Financial Indebtedness;

8.1.6                     the Borrower shall not (and shall ensure that no other Group Company will) create or permit to subsist any Security Interest over any of its assets;

8.1.7                     the Borrower shall not (and shall ensure that no other Group Company will):

(i)                                   sell, transfer or otherwise dispose of any of its assets on terms whereby they are leased to or intended to be re-acquired by any Group Company; or

(ii)                                sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)                             enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)                            enter into any other preferential arrangement having a similar effect) in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

8.1.8                     Clauses 8.1.6 and 8.1.7 do not apply to:

(i)                                   any Permitted Disposal;

(ii)                                any Permitted Transaction;

(iii)                             any Permitted Financial Indebtedness; and

(iv)                            any Permitted Security;

8.1.9                    the Borrower shall procure that within twelve weeks after the first Drawdown Date:

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

(i)                                   it shall convene a shareholders’ meeting in order to grant the Warrants to Kreos Capital IV Limited;

(ii)                                the resolutions of the shareholders of the Borrower shall be filed with the clerk of the relevant commercial court in accordance with article 556 of the Belgian Companies Code;

8.1.10              the Borrower shall pay or discharge all fees associated with registering of any Security Interest granted in connection with the Loans;

8.1.11              the Borrower shall at the request of the Lender from time to time execute and deliver such further documents creating Security Interests in favour of the Lender over such assets and in such form as the Lender may reasonably require in its discretion from time to time to:

(i)                                   secure all monies, obligations and liabilities of the Borrower and/or any Group Company to the Lender;

(ii)                                facilitate the realisation of the Charged Assets; or

(iii)                             exercise the powers conferred on the Lender or a receiver appointed under any Security Document, from time to time,

provided that the Lender shall not be able to require any Group Company to create security over Excluded Assets;

8.1.12              [A] Except as provided under (B), (C) and (D) below, no member of the Group shall:

(i)                                   guarantee or otherwise be liable for debt or other obligations of a Ring Fenced Company; or

(ii)                                transfer any assets (including cash) to the Ring Fenced Company or enter into any contract with the Ring Fenced Company.

[B] A member of the Group may however transfer assets to the Ring Fenced Company or enter into a contract with the Ring Fenced Company:

(a)                               to incorporate the Ring Fenced Company;

(b)                               to allow the Ring Fenced Company to run its day-to-day business operations;

(c)                                in connection with the provision of management services by the Group Company to the Ring Fenced Company;

(d)                               to support the Ring Fenced Company to develop, manufacture, commercialise or market its Intellectual Property; provided that the aggregate value of all services

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

or assets provided by the Group to all Ring-fenced Companies and which are not reimbursed to the Group shall not exceed EUR [***] per annum and provided that the Group does not incorporate more than two Ring Fenced Company during the life of the Loan Agreement.

[C] A member of the Group may transfer assets to the Ring Fenced Company or enter into a contract with the Ring Fenced Company provided such transfer or contract constitutes a Permitted Disposal, Permitted Financial Indebtedness, Permitted Transaction or Permitted Security.

[D] A Ring Fenced Company may transfer some or all of its assets to a Group Company for nil consideration and without assuming any liabilities.

9                                         INFORMATION UNDERTAKINGS

9.1                               At all times during the Initial Period, (i) the Borrower undertakes to the Lender to comply with the following provisions of this Clause 9, except as the Lender may otherwise permit and (ii) the Lender shall have the following rights:

9.1.1                     the Borrower will provide to the Lender all documents, confirmations and evidence required by the Lender to satisfy its “know your customer” requirements or similar identification checks in order to meet its obligations from time to time under applicable money laundering, or similar, laws and regulations;

9.1.2                     the Borrower will provide the Lender with its annual audited consolidated financial statements and the annual audited financial statements for each of the Borrower and the Guarantor at the time and in the format they are made public;

9.1.3                     the Borrower will provide the Lender with the half-year condensed consolidated financial statements of the Group at the time and in the format they are made public;

9.1.4                     the Borrower will provide the Lender with key financial information such as available cash and burn rate regarding the first and the third quarter of each financial year, at the time and in the format this information is made public;

(the items listed under Clauses 9.1.1 to 9.1.4 (included) being together, the On-going Information)

9.1.5                     the Borrower will provide the Lender with the half-year management accounts of the Borrower and the Guarantor and, to the extent available, the quarterly management accounts of the Borrower and the Guarantor as fairly presenting the data reflected, within two (2) months of the end of each calendar quarter;

9.1.6                    the Borrower shall, as soon as possible and in any event within [***] Business Days, upon it becoming aware of them, provide details of any material litigation commenced or threatened in writing against the Group and/or by the Group which must not be disclosed

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

to the market by the Borrower in its capacity as a listed company, together with any litigation commenced or threatened in writing against the Group and/or by the Group regarding Intellectual Property which is material to the Group, in each case provided that such litigation is reasonably likely to have a material adverse effect on the business, conditions or operations of the Group, and provided that such litigation had not yet been disclosed to the Lender pursuant to this Clause 9;

9.1.7                     the Borrower will provide to the Lender copies of all announcements which are made public by the Borrower concerning dividends, annual or interim financial positions and affairs of the Borrower at the time they are announced;

9.1.8                     the Borrower will no later than [***] Business Days from board approval, provide a budget for the Group showing a projected profit and loss account, and a cash flow forecast for the forthcoming financial year;

9.1.9                     the Borrower will provide the Lender with copies of the financial information [***]  any information in relation to (i) any material Licencing including potential Licencing, and (ii) interim and final results for the clinical trials to the extent such results substantially adversely deviate from the Borrower’s expectations in relation to the business of the Group as soon as possible and in any event no later than [***] ;

9.1.10              In case the Lender [***] , the Borrower will provide the Lender with copies of all notices, consents and other material [***]  as soon as possible and in any event no later than [***] ;

9.1.11              the Borrower will provide the Lender with copies of all [***]  within [***] ;

9.1.12              the Borrower will provide the Lender with details of any new Group Company incorporated within [***] Business Days from incorporation;

9.1.13              the Borrower will notify the Lender as soon as it becomes aware of:

(i)                                   the occurrence of an Event of Default; or

(ii)                                any matter which indicates that an Event of Default has occurred, may have occurred or is likely to occur,

and will thereafter keep the Lender fully up to date with all developments;

9.1.14              the Borrower will provide the Lender with details of any change to the Senior Management of the Borrower and to the board of directors of the Borrower at the time of the announcement of such change (if it is announceable) or otherwise within [***] Business Days following such change;

(the items listed under Clause 9.1.5 to 9.1.14 (inclusive) being together, the “Information”)

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

9.1.15              additionally, the Borrower will grant the Lender the right to have a representative to meet with the Senior Management either in person or by means of a telephone call [***]  to review and discuss the operating performance and financial condition of the Group, the status of and information regarding the Charged Assets and such other information concerning any Group Company and its affairs as the Lender may reasonably request (the “Monthly Meeting”); and

9.1.16              on the occurrence of an event of default pursuant to Clause 11.1.1, the Lender shall be entitled [***]  for as long as the event of default continues.  [***] .

9.2                               At all times during the Subsequent Period, the Borrower undertakes to the Lender to provide the On-going Information to the Lender.

9.3                               At all times during the Subsequent Period, the Borrower undertakes to the Lender to provide any or all the Information on a stand alone basis as requested by the Lender from time to time.

10                                  STANDSTILL

10.1                        Until [***]  months after the end of the Initial Period the Lender shall not whether directly or indirectly, through intermediaries, persons or entities acting in concert, or otherwise, purchase or sell, offer to purchase or sell, agree to purchase or sell, or otherwise acquire or transfer, offer to acquire or transfer, or in any way assist any other person in acquiring or transferring, directly or indirectly, any shares, securities or other financial instruments of the Borrower, or advise, assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any other persons in connection with the foregoing (the Standstill).

10.2                        During the Subsequent Period, as of the end of the [***]  month following the expiry of the Initial Period and in the event the Lender does not request any Information, the Standstill shall cease to apply.  Should the Lender instead request any or all the Information, it will be bound by the Standstill for a [***]  months period commencing on the date the Information has been provided by the Borrower (the “Clearance Period”), it being understood that should at any time all the Information which has been provided during the last [***]  months have been made public, the Standstill shall cease to apply before the expiry of the Clearance Period as of the moment all Information has been made public.

10.3                        The Lender acknowledges that a breach of this Clause 10 may also constitute a violation of insider dealing and market abuse regulations applicable in Belgium or abroad and give rise to administrative and/or criminal sanctions.  The Lender shall bear full responsibility for compliance with such regulations by itself, its Affiliates and its officers, directors, employees, agents and advisors (and those of its Affiliates) and bear the full costs for any breach thereof.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

11                                  EVENTS OF DEFAULT

11.1                        An Event of Default occurs if:

11.1.1              any Group Company fails to pay when due and payable or (if so payable) on demand any sum payable under this Loan Agreement or the Security Documents or under any document relating to the Security Documents unless such non-payment is due to a technical or administrative error and payment is made within [***] Business Days of its due date; or

11.1.2              any other breach (other than a breach described under Clause 11.1.1) by any Group Company (as relevant) occurs of any provision of this Loan Agreement or any Security Document or the Borrower or any Group Company does not comply with, perform or observe any other obligation accepted or undertaking given by it to the Lender, unless the failure to comply is capable of remedy and is remedied within a period of [***] Business Days in respect of any breach of Clauses 8.1.1, 8.1.2, 8.1.3, 8.1.4, , 8.1.5, 8.1.6, 8.1.7, 8.1.8, 8.1.10 and Clause 9 of this Loan Agreement and any similar undertakings under the Security Documents, or a period of [***] Business Days in respect of any other breach, each time as of the earlier of (a) the Lender giving notice to the relevant Group Company of such breach, or (b) the Borrower becoming aware of the failure by itself or the Group Company to comply with its obligations; or

11.1.3              any representation, warranty or statement made by, or by an officer of, any Group Company in this Loan Agreement or the Security Documents or in the Drawdown Notice or any other notice or document relating to this Loan Agreement or any other Security Document is incorrect, untrue or misleading in any material respect when it is made or deemed repeated; or

11.1.4              Financial Indebtedness of any Group Company in an amount in excess of [***] (or [***]after the aggregate amount advanced by the Lender to the Borrower under this Loan Agreement is equal to €10,000,000) in aggregate is not paid when due, or any Security Interest over any of the assets of any Group Company is lawfully enforced; or

11.1.5              any order shall be made by any competent court, a petition presented or any resolution shall be passed by any Group Company for the appointment of a liquidator, administrator or receiver or similar official of, or for the winding up of, any Group Company or a moratorium is imposed or declared over any or all of the assets and business of any Group Company; or

11.1.6              an encumbrancer takes possession of or a receiver, liquidator, supervisor, compulsory manager, trustee, administrator or similar official is appointed over the whole or any material part of, the assets of any Group Company or a distress, execution or other process is levied or enforced upon or sued out against the whole or a material part of the assets of any Group Company; or

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

11.1.7              an administration application is presented or made for the making of an administration order or a notice of intention to appoint an administrator is issued by any Group Company or its directors under applicable insolvency laws or a notice of appointment of an administrator is filed by any person with the court; or

11.1.8              any final judgment made against any Group Company is not paid, stayed or discharged within [***] days or if later, the due date under the judgement; or

11.1.9              any Group Company shall stop payment or shall be unable to, or shall admit inability to, pay its debts as they fall due, or shall be adjudicated or found bankrupt or insolvent, or shall enter into any composition or other arrangement with its creditors generally; or

11.1.10                   any event shall occur which under the law of any jurisdiction to which any Group Company is subject has an effect equivalent or similar to any of the events referred to in Clause 11.1.5, 11.1.6 or 11.1.7; or

11.1.11                   any Group Company ceases, threatens to cease, or suspends carrying on its business or a part of its business unless it is a Permitted Disposal or a Permitted Transaction; or

11.1.12                   the Borrower (i) ceases to be listed on the regulated market of Euronext Brussels; or (ii) ceases to control the Group Companies it controlled on the date of this Loan Agreement, except, in either case, as a result of a disposal which is a Permitted Disposal or a Permitted Transaction; or

11.1.13                   there is a change of control in any Group Company other than in relation to a Permitted Disposal or a Permitted Transaction; for purposes of this Clause 11.1.13, a “change of control” shall mean that any person, or persons acting in concert, acquires through one or more connected transactions in aggregate 30% or more of the issued voting share capital of any Group Company, provided that the Lender may agree, by written notice to the Borrower, that a change of control shall not be deemed an Event of Default, but that nevertheless the consequences set forth in Clause 11.2.1 and 11.2.2 shall apply, and in such event the Loans, all accrued interest and all other amounts accrued or owing under this Loan Agreement and the Security Documents shall be due and payable simultaneously with the closing of the change of control transaction; or

11.1.14                   it becomes unlawful or impossible (i) for the Borrower and/or each Group Company (as relevant) to discharge any liability under this Loan Agreement or to comply with any other obligation which is material under this Loan Agreement or the Security Documents, or (ii) for the Lender to exercise or enforce any right under, or to enforce any Security Interest created by, this Loan Agreement or the Security Documents; or

11.1.15                   any material provision of this Loan Agreement or the Security Documents proves to have been or becomes invalid or unenforceable, or a Security Interest created by the Security Documents proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

Interest or any other third party claim or interest, provided however that if the Borrower and/or any Group Company proposes replacement security which the Lender accepts, and such replacement security is constituted in a manner acceptable to the Lender within such period of time as the Lender may require, such event shall cease to constitute an Event of Default; or

11.1.16                   the security constituted by the Security Documents is in any way materially imperilled or in jeopardy (including by way of depreciation in value beyond a normal depreciation) provided however that if the Borrower and/or any Group Company proposes replacement security which the Lender accepts, and such replacement security is constituted in a manner acceptable to the Lender within such period of time as the Lender may reasonably require, such event shall cease to constitute an Event of Default; or

11.1.17                   the Borrower fails to provide a copy of the resolutions of the Borrower’s shareholders for the purpose of article 556 of the Companies Code, together with evidence that an extract of such resolutions has been duly filed with the clerk of the relevant commercial court in accordance with article 556 of the Companies Code not later than 12 (twelve) weeks of the date of the first Drawdown (unless the failure to comply is capable of remedy and is remedied within a period of [***] Business Days); or

11.1.18                   any other event (whether related or not) occurs (including, without limitation, a material adverse change, from the position applicable as at the date of this Loan Agreement) in the business affairs, operations, assets or condition (financial or otherwise) of the Group), the effect of which is, , to materially imperil, delay or prevent the due fulfilment by the Borrower and each Group Company of any of its payment obligations in this Loan Agreement or the Security Documents.

11.2                        Lender’s Rights

On or at any time following the occurrence of any Event of Default the Lender may:

11.2.1              serve on the Borrower a notice stating that all obligations of the Lender to the Borrower under this Loan Agreement including (without limitation) the obligation to advance the Loans (or any part thereof) are terminated; and/or

11.2.2              serve on the Borrower a notice stating that the Loans, all accrued interest and all other amounts accrued or owing under this Loan Agreement and the Security Documents are immediately due and payable; and/or

11.2.3             declare the Security Documents to be enforceable (but take no action to enforce such Security Documents unless and until the Loans shall be accelerated pursuant to Clause 11.4); and/or

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

11.2.4              take any other action which, as a result of the Event of Default or any notice served under Clauses 11.2.1 or 11.2.2 above, the Lender is entitled to take under the Security Documents or any applicable law.

11.3                        End of Lender’s Obligations

On the service of a notice under Clause 11.2.1 and/or Clause 11.2.2, all the obligations of the Lender to the Borrower under this Loan Agreement shall terminate.

11.4                        Acceleration

On the service of a notice under Clause 11.2.2, the following sums shall become immediately due and payable:

11.4.1              the outstanding principal amount of the Loans;

11.4.2              all accrued and unpaid interest for each Tranche drawn down;

11.4.3              in respect of interest payments payable as from the Event of Default in respect of each Tranche, the aggregate of the monthly interest payments scheduled to be paid by the Borrower on each Monthly Repayment Date (as is set out in the most recent Repayment Schedule issued by the Lender) for the period from the date of prepayment to the expiry of the relevant Loan Term, in each case discounted from the applicable Monthly Repayment Date to the date of prepayment at the rate of [***] % per annum for the first two years of the relevant Loan Term, [***] % per annum for the third year of the relevant Loan Term and [***] % per annum for the fourth year of the relevant Loan Term;

11.4.4              the End of Loan Fee;

11.4.5              all unpaid fees, costs and expenses; and

11.4.6              all other sums payable by the Borrower to the Lender under this Loan Agreement and the Security Documents.

11.5                        Waiver of Event of Default

The Lender, at its sole and absolute discretion, may waive any Event of Default hereunder, prior to or after the event or events giving rise thereto, provided that such waiver may be effected only by written notice provided by the Lender to the Borrower to that effect (and subject further to Clause 21.3 below); it being understood and acknowledged, that if and so long as no notice of waiver of an Event of Default was so provided, such Event of Default shall be deemed as having occurred and in effect for all purposes hereunder.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

12                                  GUARANTEE AND INDEMNITY

12.1.1              In consideration of the Lender advancing the Loans to any Obligor as the Lender in its absolute discretion sees fit, the Guarantor guarantees to the Lender, whenever an Obligor does not pay any of the Guaranteed Obligations when due, to pay on demand the Guaranteed Obligations.

12.1.2              The Guarantor as principal obligor and as a separate and independent obligation and liability from its obligations and liabilities under clause 12.1.1 agrees to indemnify and keep indemnified the Lender in full and on demand from and against all and any losses, costs, claims, liabilities, damages, demands and expenses suffered or incurred by the Lender arising out of, or in connection with, any failure of an Obligor to perform or discharge any of its obligations or liabilities in respect of the Guaranteed Obligations.

12.2                        Lender’s Protections

12.2.1              This guarantee is and shall at all times be a continuing security and shall cover the ultimate balance from time to time owing to the Lender by each Obligor in respect of the Guaranteed Obligations.

12.2.2              The liability of the Guarantor under this guarantee shall not be reduced, discharged or otherwise adversely affected by:

(i)                                   any intermediate payment, settlement of account or discharge in whole or in part of the Guaranteed Obligations;

(ii)                                any variation, extension, discharge, compromise, dealing with, exchange or renewal of any right or remedy which the Lender may now or after the date of this guarantee have from or against any of an Obligor and any other person in connection with the Guaranteed Obligations;

(iii)                             any act or omission by the Lender or any other person in taking up, perfecting or enforcing any Security Interest, indemnity, or guarantee from or against an Obligor or any other person;

(iv)                            any termination, amendment, variation, novation, replacement or supplement of or to any of the Guaranteed Obligations including without limitation any change in the purpose of, any increase in or extension of the Guaranteed Obligations and any addition of new Guaranteed Obligations;

(v)                               any grant of time, indulgence, waiver or concession to an Obligor or any other person;

(vi)                            any insolvency, bankruptcy, liquidation, administration, winding up, incapacity, limitation, disability, the discharge by operation of law, or any change in the constitution, name or style of an Obligor or any other person;

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

(vii)                         any invalidity,  illegality, unenforceability, irregularity or frustration of any actual or purported obligation of, or Security Interest held from, an Obligor or any other person in connection with the Guaranteed Obligations;

(viii)                      any claim or enforcement of payment from an Obligor or any other person; or

(ix)                            any act or omission which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of a guarantor, or indemnifier or by anything done or omitted by any person which but for this provision might operate to exonerate or discharge the Guarantor or otherwise reduce or extinguish its liability under this guarantee.

12.2.3              The Lender shall not be obliged before taking steps to enforce any of its rights and remedies under this Guarantee:

(i)                                   to take any action or obtain judgment in any court against an Obligor or any other person;

(ii)                                to make or file any claim in a bankruptcy, liquidation, administration or insolvency of an Obligor or any other person; or

(iii)                             to make demand, enforce or seek to enforce any claim, right or remedy against an Obligor or any other person.

12.2.4              The Guarantor warrants to the Lender that it has not taken or received, and shall not take, exercise or receive the benefit of any Rights from or against an Obligor, its liquidator, an administrator, co-guarantor or any other person in connection with any liability of, or payment by, the Guarantor under this guarantee but:

(i)                                   if any of the Rights is taken, exercised or received by a Guarantor, those Rights and all monies at any time received or held in respect of those Rights shall be held by the Guarantor on trust for the Lender for application in or towards the discharge of the Guaranteed Obligations under this guarantee; and

(ii)                                on demand by the Lender, the Guarantor shall promptly transfer, assign or pay to the Lender all other Rights and all monies from time to time held on trust by that Guarantor under this clause 12.2.4.

12.2.5              This guarantee is in addition to and shall not affect nor be affected by or merge with any other judgment, Security Interest, right or remedy obtained or held by the Lender from time to time for the discharge and performance of an Obligor of the Guaranteed Obligations.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

12.3                        Accounts

12.3.1              The Lender may place to the credit of a suspense account any monies received under or in connection with this guarantee in order to preserve the rights of the Lender to prove for the full amount of all its claims against an Obligor or any other person in respect of the Guaranteed Obligations.

12.3.2              The Lender may at any time and from time to time apply all or any monies held in any suspense account in or towards satisfaction of any of the monies, obligations and liabilities the subject of this guarantee as the Lender, in its absolute discretion, may conclusively determine.

12.3.3              If this guarantee ceases for any reason whatsoever to be continuing, the Lender may open a new account or accounts in the name of an Obligor.

12.3.4              If the Lender does not open a new account or accounts pursuant to Clause 12.3.3 it shall nevertheless be treated as if it had done so at the time that this guarantee ceased to be continuing whether by termination, calling in or otherwise, in relation to an Obligor.

12.3.5              As from the time of opening or deemed opening of a new account or accounts, all payments made to the Lender by or on behalf of an Obligor shall be credited or be treated as having been credited to the new account or accounts and shall not operate to reduce the amount for which this guarantee is available at that time nor shall the liability of the Guarantor under this guarantee in any manner be reduced or affected by any subsequent transactions, receipts or payments.

12.4                        Interest

12.4.1              The Guarantor shall pay interest to the Lender after as well as before judgment at the annual rate which is [***] % above the base rate of Barclays Bank plc on all sums demanded under this guarantee from the date of demand by the Lender or, if earlier, the date on which the relevant damages, losses, costs or expenses arose in respect of which the demand has been made, until, but excluding, the date of actual payment.

12.4.2              Interest under Clause 12.4.1 shall accrue on a day-to-day basis calculated by the Lender on such terms as the Lender may from time to time determine and shall be compounded on the last Business Day of each month.

12.4.3              The Lender shall not be entitled to recover any amount in respect of interest under both this guarantee and any arrangements entered into between an Obligor and the Lender in respect of any failure by an Obligor to make any payment in respect of the Guaranteed Obligations.

12.5                        Discharge Conditional

12.5.1              Any release, discharge or settlement between the Guarantor and the Lender in relation to this guarantee shall be conditional on no right, Security Interest, disposition or payment

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

to the Lender by an Obligor or any other person in respect of the Guaranteed Obligations being avoided, set aside or ordered to be refunded pursuant to any enactment or law relating to breach of duty by any person, bankruptcy, liquidation, administration, protection from creditors generally or insolvency or for any other reason.

12.5.2              If any right, Security Interest, disposition or payment referred to in clause 12.5.1 is avoided, set aside or ordered to be refunded, the Lender shall be entitled subsequently to enforce this guarantee against the Guarantor as if such release, discharge or settlement had not occurred and any such right, Security, disposition or payment had not been given or made.

12.6                        Evidence of Amounts and Certificates

Any certificate, determination or notification by the Lender as to a rate or any amount payable under this guarantee is (in the absence of manifest error) conclusive evidence of the matter to which it relates and shall contain reasonable details of the basis of determination.

13                                  FEES, EXPENSES AND TAXES

13.1                        Transaction Fee

The Parties hereby agree and acknowledge that the Transaction Fee shall be paid by the Borrower to the Lender upon the execution of this Loan Agreement.

13.2                        Documentary Costs

Each of the Borrower and the Guarantor (as applicable) shall promptly pay to the Lender on the Lender’s demand, the reasonable legal expenses incurred by the Lender in connection with:

13.2.1              the negotiation, execution, preparation and perfection of this Loan Agreement and the Security Documents and the transactions contemplated hereby and thereby up to an aggregate total of [***]plus applicable VAT and disbursements (save that the [***]cap shall not apply to notary’s fees); and

13.2.2              any amendment or supplement to this Loan Agreement or the Security Documents, or any proposal for such an amendment to be made;

13.2.3              any consent or waiver by the Lender concerned under or in connection with this Loan Agreement or the Security Documents or any request for such a consent or waiver; and

13.2.4              any step taken by the Lender with a view to the protection, exercise or enforcement including any registration of any right or Security Interest created by this Loan Agreement or the Security Documents or for any similar purpose.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

13.3                        Warrant Fee

In the event the shareholders’ of the Borrower should not approve the issue of the Warrant in favour of Kreos Capital IV (Expert Fund) Limited within 12 weeks from the date of the first Drawdown, the Lender shall be entitled to the Warrant Fee to be paid in three equal tranches as follows:

13.3.1              €299,000 to be paid on the first day following the first anniversary of the first Drawdown;

13.3.2              €299,000 to be paid on the first day following the second anniversary of the first Drawdown; and

13.3.3              €299,000 to be paid on the first day following the third anniversary of the first Drawdown.

13.4                        Certain taxes and duties

The Borrower shall promptly pay any documentary, stamp or other equivalent tax or duty or notary fee payable on or by reference to this Loan Agreement or the Security Documents or any share warrant or local law equivalent, and shall, on the Lender’s demand, fully indemnify the Lender against any costs, losses, liabilities and expenses resulting from any failure or delay by the Borrower to pay such a tax or fee.

13.5                        Liability for Taxes

13.5.1              The Borrower shall make all payments to be made by it without any Tax deduction, unless a Tax deduction is required by law.  The Borrower shall promptly upon becoming aware that it must make a Tax deduction (or that there is any change in the rate or the basis of a Tax deduction) notify the Lender.

13.5.2              If a Tax deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax deduction) leaves an amount equal to the payment which would have been due if no Tax deduction had been required.

13.5.3              If the Borrower is required to make a Tax deduction, the Borrower shall make that Tax deduction and any payment required in connection with that Tax deduction within the time allowed and in the minimum amount required by law.

13.5.4              Within [***] days of making either a Tax deduction or any payment required in connection with that Tax deduction, the Borrower shall deliver to the Lender evidence reasonably satisfactory to it that the Tax deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

13.6                        Illegality and Increased Costs

13.6.1              If it is or becomes contrary to any law or regulation for the Lender to make available the Loan Facility or to maintain its obligations to do so or fund the Loans, the Lender shall promptly notify the Borrower whereupon (a) the Lender’s obligations to make the Loan Facility available shall be terminated and (b) the Borrower shall be obliged to prepay the Loans either (i) forthwith or (ii) on a future specified date on or before the latest date permitted by the relevant law or regulation.

13.6.2              If the result of any change in (or in the interpretation, administration or application of), or to the generally accepted interpretation or application of, or the introduction of, any law or regulation is to subject the Lender to Taxes or change the basis of the payment of Taxes by the Lender with respect to any payment under this Loan Agreement (other than Taxes on the overall net income, profits or gains of the Lender), then (i) the Lender shall notify the Borrower in writing of such event promptly upon its becoming aware of the same; and (ii) the Borrower shall on demand, made at any time whether or not the Loans have been repaid, pay to the Lender the amount of the increased costs which the Lender has suffered as a result, (provided that the Borrower shall not be obliged to pay any sum relating to withholding taxes arising if the Lender assigns the benefit of this Loan Agreement to a person in a jurisdiction causing the levy of withholding tax and no relief therefrom exists).

14                                  INDEMNITIES

14.1                        General Indemnity

Without derogating from Clause 12 above, the Borrower shall indemnify the Lender fully on its demand in respect of all expenses, liabilities and losses which are suffered or incurred by the Lender, as a result of or in connection with:

(i)                                   any Tranche not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender;

(ii)                                any failure (for whatever reason) by the Borrower to make payment of any amount due under this Loan Agreement or the Security Documents on the due date or, if so payable, on demand; or

(iii)                             the occurrence and/or continuance of an Event of Default and/or the acceleration of repayment of the Loans under Clause 9.4, and in respect of any Taxes for which the Lender is liable or held liable in connection with any amount paid or payable to the Lender (whether for its own account or otherwise) under this Loan Agreement or the Security Documents.

14.2                        Third Party Claims Indemnity

The Borrower shall indemnify the Lender fully on its demand in respect of claims, demands, proceedings, liabilities, taxes, losses and expenses of every kind, including

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

without limitation legal fees and expenses (“liability items”) which may be made or brought against, or incurred by, the Lender, in any country, in relation to:

(i)                                   any action lawfully taken, or omitted or neglected to be taken, under or in connection with this Loan Agreement or the Security Documents by the Lender or by any receiver appointed under the Security Documents after the occurrence of any Event of Default; and

(ii)                                any breach or inaccuracy of any of the representations and/or warranties contained in Clause 7 hereof or in the Security Documents or any breach of any covenant, commitment or agreement by the Borrower contained in Clause 8 hereof or elsewhere in this Loan Agreement or in the Security Documents.

15                                  RISK AND INSURANCE

15.1                        All risk of loss, theft and damage of and to the Charged Assets from any cause whatsoever shall be the risk of the Borrower, and no such event shall relieve the Borrower of any obligation under a Drawdown Notice.

15.2                        The Borrower shall:

15.2.1              bear all risk of loss of or damage to the Charged Assets whether insured against or not;

15.2.2              maintain adequate risk protection through insurances on and in relation to its business and assets to the extent reasonably required on the basis of good business practice taking into account, inter alia, its (and any Group Company’s) financial position and nature of operations.

16                                  END OF LOAN FEE and ADDITIONAL END OF LOAN FEE

The Borrower shall be required to pay the Lender (i) the End of Loan Fee at the time of the last payment on each Tranche, and (ii) the Additional End of Loan Fee at the time of the last payment under the Total Loan Facility.  Upon payment of these fees, subject to the terms of this Loan Agreement and the Security Documents (including the making of all payments hereunder and thereunder), the Lender shall take appropriate action to release the Security over the Charged Assets.  Failure to pay the End of Loan Fee or the Additional End of Loan Fee shall constitute a breach of this Loan Agreement.

17                                  POWER OF ATTORNEY

The Borrower by way of security hereby irrevocably appoints the Lender to be its attorney in its name and to act on its behalf and to execute and complete any deeds or documents which the Lender may require for perfecting future Security over its assets pursuant to Clause 8.1.11. in case the Borrower does not take the necessary steps within a reasonable period of time following the request of the Lender to grant Security over future assets pursuant to Clause 8.1.11.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

18                                  NOTICES

18.1                        Any notice, demand or other communication (“Notice”) to be given by any Party under, or in connection with, this Loan Agreement shall be in writing and signed by or on behalf of the Party giving it.  Any Notice shall be served by sending it by fax to the number set out in Clause 18.2, or delivering it by hand to the address set out in Clause 18.2 and in each case marked for the attention of the relevant Party set out in Clause 18.2 (or as otherwise notified from time to time in accordance with the provisions of this Clause 18).  Any Notice so served by fax or hand shall be deemed to have been duly given or made as follows:

18.1.1              if sent by fax, at the time of transmission; or

18.1.2              in the case of delivery by hand, when delivered,

provided that in each case where delivery by fax or by hand occurs after 5pm on a Business Day (local time in the place of receipt) or on a day which is not a Business Day, service shall be deemed to occur at 9am on the next following Business Day (local time in the place of receipt).

References to time in the Clause are to local time in the country of the addressee.

18.2                        The addresses and fax number of the parties for the purpose of Clause 18 are as follows:

18.2.1              Lender
Address:                         Kreos Capital

25-28 Old Burlington Street
London W1S 3AN

Fax:                                               +44 (0)207 409 1034
For the attention of:  [***]

with a copy to:

Address:                         Speechly Bircham LLP
6 New Street Square
London EC4A 3LX

Fax:                                               +44 (0)207 427 6600
For the attention of:  Chris Putt

18.2.2              Borrower
Address:                         Tigenix NV,

Researchpark Haasrode 1724
Romeinse straat 12, box 2
3001 Leuven, Belgium

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

Fax:                                               +32 (0)1639 79 70
For the attention of:  Claudia D’Augusta

18.3                        A Party may notify the other Party to this Loan Agreement of a change to its name, relevant addressee, address or fax number for the purposes of this Clause 18, provided that such notice shall only be effective on:

18.3.1              the date specified in the notification as the date on which the change is to take place; or

18.3.2              if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date following five Business Days after notice of any change has been given.

18.4                        In proving service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered to the address shown thereon or that the facsimile transmission was made and a facsimile confirmation report was received, as the case may be.

19                                  SPANISH NOTARIAL DOCUMENT AND SUMMARY ENFORCEMENT PROCEEDINGS

19.1                        Notarial document

19.1.1              The Borrower agrees that, at its cost, this Loan Agreement, any amendment to it (including transfers or accessions) may, at the request of the Lender, be incorporated to a Spanish notarial document (“escritura pública” or “póliza”, at the choice of the Lender).

19.1.2              The Guarantor acknowledges that the escritura pública or póliza will expressly state that a Finance Party is entitled to claim all amounts outstanding under the Finance Documents following any non-payment of principal by the Guarantor.  This does not prejudice the exercise of any other right or remedy of the Lender.

19.2                        Summary Spanish Enforcement Proceedings

19.2.1              For the purpose of Article 571 et seq. of the Civil Procedural Law (Law 1/2000 of 7 January) (Ley de Enjuiciamiento Civil):

(i)                                   The amount due and payable under the Loan Agreement that may be claimed in any executive proceedings will be contained in a certificate supplied by the Lender and will be based on the accounts maintained by such Lender in connection with this Loan Agreement;

(ii)                                The parties expressly agree that such balance shall be considered as an acknowledgement of debt and may be claimed pursuant to the same provisions of such law;

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

(iii)                             The determination of the debt to be claimed though the executive proceeding shall be effected by the Lender by means of the appropriate certificate evidencing the balance shown in the account or account of the Borrower; and

(iv)                            The Lender may (at the cost of the Borrower or the Guarantor) have the certificate notarised.

19.2.2              A Finance Party may start executive proceedings by presenting to any relevant court:

(i)                                     an original notarial copy of this Loan Agreement; and

(ii)                                  a notarial document (acta notarial) incorporating the certificate of that Finance Party referred to in subparagraph (a)(i) above.

20                                  CONFIDENTIALITY

20.1                        Confidential Information

The Lender agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 20.2, and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

20.2                        Disclosure of Confidential Information

20.2.1              The Lender may disclose Confidential Information:

(i)                                   to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as the Lender shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(ii)                                to any person:

(a)                               to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under the Finance Documents in accordance with this Loan Agreement or which succeeds (or which may potentially succeed) it as Lender and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

(b)                               with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(c)                                appointed by the Lender or by a person to whom paragraph (ii)(a) or (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(d)                               to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(e)                                to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(f)                                 to whom or for whose benefit that Lender charges, assigns or otherwise creates a Security Interest (or may do so) pursuant to this Loan Agreement;

(g)                                with the consent of the Borrower,

in each case, such Confidential Information as that Lender shall consider appropriate if:

(iii)                             in relation to paragraphs (ii)(a), (ii)(b) and (ii)(c) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Agreement except that there shall be no requirement for a Confidentiality Agreement if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(iv)                            in relation to paragraphs (ii)(d), (ii)(e) and (ii)() above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information; and

(v)                               to any person appointed by that Lender or by a person to whom paragraph (ii)(a) or (ii)(b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

service provider to provide any of the services referred to in this paragraph (v) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of Confidentiality Agreement agreed between the Borrower and the Lender.

20.3                        Entire agreement on Confidential Information

Without prejudice to clause 10.3, this Clause 20 constitutes the entire agreement between the Parties in relation to the obligations of the Lender under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

20.4                        Notification of disclosure

20.4.1              The Lender agrees (to the extent permitted by law and regulation) to inform the Borrower:

(i)                                   of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (ii)(d) of Clause 18.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)                                upon becoming aware that Confidential Information has been disclosed in breach of this Clause.

20.5                        Term

20.5.1              The obligations in this Clause 20 will end on the earlier of:

(i)                                   the date on which all amounts payable by the Borrower under or in connection with the Finance Documents have been paid in full and the Total Loan Facility has been cancelled or otherwise cease to be available; and

(ii)                                the date on which the Lender otherwise ceases to be a Lender.

21                                  GENERAL

21.1                        All agreements, covenants, representations and warranties of the Borrower contained in this Loan Agreement or in the Drawdown Notices or other documents delivered pursuant hereto or in connection herewith and continuing, shall survive and remain binding the execution and delivery, and the expiration, cancellation or other termination of this Loan Agreement and/or the Drawdown Notice.

21.2                       If the Borrower shall fail to perform any of its obligations under any Drawdown Notice duly and promptly, the Lender may, at its option and at any time, perform the same

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

without waiving any default on the part of the Borrower, or any of the Lender’s rights.  The Borrower shall reimburse the Lender, within [***] Business Days after notice thereof is given to the Borrower, for all expenses and liabilities incurred by the Lender in the performance of the Borrower’s obligations.

21.3                        No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy hereunder shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Loan Agreement are cumulative and not exclusive of any rights or remedies provided by law or in equity.  Waiver by the Lender of any default shall not constitute waiver of any other default.

21.4                        If, during the term of the Loan Term Agreement, the Borrower wishes to obtain additional debt or loan financing, it shall give the Lender the opportunity, in parallel with any other potential lenders, to make a financing proposal.  [***] , the Borrower shall be allowed to accept the financing from the other funding source provided such financing is Permitted Financial Indebtedness under the Loan Agreement or, if it is not Permitted Financial Indebtedness, provided the Borrower has obtained the prior written consent of the Lender.

In addition, [***].

21.5                        The Borrower may not assign or transfer its rights, benefits and obligations under this Loan Agreement.  The Lender shall have the right, in its sole discretion, to assign, sell, pledge, grant a security interest in or otherwise encumber its rights under this Loan Agreement and/or one or more Drawdown Notices to (i) an Affiliate of the Lender; or (ii) to a fund which is a Related Fund of the existing Lender or (iii) with the Borrower’s prior written consent not to be unreasonably withheld or delayed, to a bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (an “Assignee”), or to any person acting as an agent for any Assignee in entering into any Drawdown Notice.  The Borrower hereby irrevocably consents to any such assignment, sale, pledge, grant of a security interest or any other disposal to an Assignee.  The Borrower agrees that if it receives notice from the Lender that it is to make payments under this Loan Agreement and/or any Drawdown Notice to such Assignee rather than to the Lender, or that any of its other obligations under the relevant Drawdown Notice are to be owed to the named Assignee, the Borrower shall comply with any such notice.  Subject to the foregoing, this Loan Agreement and each Drawdown Notice inures to the benefit of, and is binding upon, the successors and assigns of the Lender.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

21.6                        The Borrower consents to the disclosure of information by the Lender to its Affiliates, Related Funds and to other parties to the Security Documents and potential assignees.

21.7                        Clause titles are solely for convenience and are not an aid in the interpretation of this Loan Agreement.

21.8                        If, at any time, any provision herein is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

21.9                        A person who is not a party to this Loan Agreement has no right under the Contract (Rights of Third Parties) Act 1999 to enforce or enjoy the benefits of this Loan Agreement.

21.10                 This Loan Agreement, together with the Security Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof.  This Loan Agreement may not be modified except in writing executed by the Lender and the Borrower.  No supplier or agent of the Lender is authorised to bind the Lender or to waive or modify any term of this Loan Agreement.

21.11                 This Loan Agreement may be executed in counterparts (including facsimile copies), each of which shall be an original, but all such counterparts shall together constitute one and the same instrument.

21.12                 This Loan Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.  The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Loan Agreement (including a dispute relating to the existence, validity or termination of this Loan Agreement or any non-contractual obligation arising out of or in connection with this Loan Agreement (a “Dispute”).  The parties to this Loan Agreement agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party to this Loan Agreement will argue to the contrary.  This Clause 21.12 is for the benefit of the Lender only.  As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

SCHEDULE A

FORM OF DRAWDOWN NOTICE

[***]

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

SCHEDULE B

INITIAL SECURITY DOCUMENTS

1. Spanish IP Mortgage

[***]

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

2. Spanish Bank Account Pledge

[***]

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

3. Spanish Share Pledge

[***]

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

4. Belgian IP Pledge

[***]

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

5. Belgian Bank Account and Receivables Pledge

[***]

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

6. US Assignment for Security — Patents and Trademarks

[***]

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

SCHEDULE C

EXISTING FINANCIAL INDEBTEDNESS

[***]

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

SCHEDULE D

EXAMPLE OF REPAYMENT SCHEDULE

[***]

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

SCHEDULE E

ADDITIONAL END OF LOAN FEE

[***]

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

SCHEDULE F

WARRANT PLAN

Incorporated by reference to Exhibit 10.7

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.

Duly executed by the parties on the date first set out on the first page of this Loan Agreement.

BORROWER

Signed	/s/ Eduardo Bravo

For and on behalf of
TIGENIX NV
Authorised signatory

Name:	Eduardo Bravo

Title:	CEO

GUARANTOR

Signed	/s/ Claudia D’Augusta

For and on behalf of
TIGENIX S.A.U.
Authorised signatory

Name:	Claudia D’Augusta

Title:	CEO

LENDER

Signed	/s/ Mario Petitbom

For and on behalf of
KREOS CAPITAL IV (UK) LIMITED
Authorised signatory

Name:	Mario Petitbom

Title:	Director

[***] Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.